Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 333-89839) of Sun Bancorp, Inc. on Form S-8 of our report dated June 30, 2014, which report appears in this Annual Report on Form 11-K of Sun National Bank 401(k) Plan for the year ended December 31, 2013.

/s/ CohnReznick LLP
Roseland, New Jersey
June 30, 2014